Exhibit 5

                        TIAA-CREF LIFE INSURANCE COMPANY
                                730 THIRD AVENUE
                             NEW YORK, NY 10017-3206
                                 (212) 490-9000

                                                     April 30, 2002

Board of Directors
TIAA-CREF Life Insurance Company
730 Third Avenue
New York, NY 10017-3206

To The Board of Directors:

This opinion is furnished in connection with the filing of Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (the "Registration Statement") (File No. 333-62162) which covers premiums received under certain flexible premium variable universal life insurance policies ("Policies" or "Policy") issued by TIAA-CREF Life Insurance Company (the "Company").

The Prospectus included in the Registration Statement describes Policies which are issued by the Company. The Policy forms were reviewed under my direction, and I am familiar with the Registration Statement and Exhibits thereto. In my opinion:

The illustrations of death benefits, policy values, and cash surrender values included in the Registration Statement for the Policy are based on the assumptions stated in the illustrations and are consistent with the provisions of the Policy. The rate structure of the Policy has not been designed to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable to a prospective purchaser of a Policy for the ages and sexes shown than to a prospective purchaser of a Policy for other ages and sexes.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name relating to actuarial matters under the heading "Experts" in the Prospectus.

                                    Very Truly Yours,


                                    /S/ JEFFREY GOLDIN
                                    -----------------------------------------
                                        Jeffrey Goldin
                                        Associate Actuary